UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2009, the Board of Directors (the “Board”) of Kraft Foods Inc. approved amendments to Article I, Section 2 of Kraft Foods’ Amended and Restated By-laws (the “By-laws”), effective as of that date. Under the amendments, record holders who, individually or together, own 20% or more of Kraft Foods’ voting shares may request a special meeting of shareholders. The amendments describe the procedures the record holders must follow to request a special meeting.

The above description of the amendments is not complete and is qualified in its entirety by reference to Kraft Foods’ Amended and Restated By-laws, as amended, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Amended and Restated By-laws of Kraft Foods Inc., dated February 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: March 4, 2009

/s/ Carol J. Ward
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary